                                                                     EXHIBIT 3.6

                          AMENDED AND RESTATED BYLAWS
                                      OF
                         LIL' CHAMP FOOD STORES, INC.

                          (Adopted January 24, 1997)



                                   ARTICLE I
                                   ---------

                               BUSINESS OFFICES
                               ----------------

     SECTION 1.1 GENERAL. The principal office of this Corporation shall be located at 9143 Phillips Highway, Suite 200, Jacksonville, Florida 32256. The Corporation shall have such other offices as its business may require and as may be approved by the Board of Directors, within or without the State of Florida.


                                   ARTICLE II
                                   ----------

                    REGISTERED OFFICES AND REGISTERED AGENTS
                    ----------------------------------------

     SECTION 2.1 FLORIDA. The address of the initial registered office of this Corporation in the State of Florida shall be c/o C T Corporation System, 8751 West Broward Boulevard, Plantation, Florida 33324, and the name of the registered agent of the Corporation at such address is C T Corporation System. The Corporation, with the approval of its Board of Directors, may from time to time designate a different address as its registered office or a different person as its registered agent in the State of Florida, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Florida as is required by Florida law.

     SECTION 2.2 OTHER STATES. In the event the Corporation is required or desires to qualify to transact or conduct business in one or more states other than Florida, the Corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address, in each case as determined by the Board of Directors, in the manner provided by the law of the state in which the Corporation is to be qualified.

                                  ARTICLE III
                                  -----------

                             SHAREHOLDERS MEETINGS
                             ---------------------

     SECTION 3.1 PLACE OF MEETING. Meetings of the shareholders shall be held at the principal office of the Corporation or any other place, within or without the State of Florida, designated in the notice of the meeting.

     SECTION 3.2 ANNUAL MEETING. An annual meeting of the Shareholders shall be held within six (6) months after the close of each fiscal year of the Corporation at a time and place designated by the Board of Directors, at which meeting the Shareholders shall elect a Board of Directors and transact other business. If an annual meeting is not held within any 13-month period, the circuit court of the circuit in which the registered office of the Corporation is located may, on the application of any Shareholder, summarily order a meeting to be held.

     SECTION 3.3 SPECIAL MEETINGS. Special meetings of the Shareholders shall be held when directed by the Chair of the Board, the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by Shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the Chair of the Board, the President, the Board of Directors or the Shareholders requesting the meeting shall designate another person to do so.

     SECTION 3.4 NOTICE. Written notice stating the place, day, hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, either by personal delivery or by telegram, cablegram, telex, telephonic facsimile or by first class mail, by or at the direction of the Chair of the Board, the President, the Secretary, or the Officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing, however, no such notice to Docks U.S.A., Inc., shall be deemed delivered until actually received by such Corporation at the address specified by it in writing for notice of Shareholder meetings.

     SECTION 3.5 NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment of the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.4 above, to each shareholder of record on the new record date entitled to vote at such meeting.

     SECTION 3.6 WAIVER OF NOTICE. Whenever notice is required to be given to any Shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in the written waiver of notice.

     SECTION 3.7    CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.

     (a) For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

     (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken.

     (c) If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice or to vote at a meeting of Shareholders, or shareholders entitled to receive payment of a dividend or for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be the record date for such determination of Shareholders.

     (d) When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     SECTION 3.8 RECORD OF SHAREHOLDERS HAVING VOTING RIGHTS. If the Corporation shall have six (6) or more shareholders, the Officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of

Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the Office of the transfer agent or registrar of the Corporation, and any Shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, the meeting, on demand of any Shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of the section shall not affect the validity of any action taken at such meeting.

     SECTION 3.9 SHAREHOLDER QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number or voting by class is required by Florida law, by the Articles of Incorporation or by these Bylaws. After a quorum has been established at a Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     SECTION 3.10   VOTING OF SHARES.

     (a) Each outstanding share entitled to vote, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except as may otherwise be provided in the Articles of Incorporation. If the Articles of Incorporation provide for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares shall refer to such a majority or other proportion of shares entitled to be cast.

     (b) A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact.

     (c) At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote, and if cumulative voting is specifically authorized by the Articles of Incorporation, he shall have the right to cumulate his votes by giving one candidate as many votes as the number of Directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

     SECTION 3.11   PROXIES.

     (a) Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

     (b) Every proxy must be signed by the Shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by Florida law.

     (c) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

     SECTION 3.12   ACTION BY SHAREHOLDERS WITHOUT A MEETING.

     (a) Any action required to be taken at any annual or special meeting of Shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

     (b) Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided by Florida law, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such Florida law regarding the rights of dissenting Shareholders.

     (c) In the event that the action to which the shareholders consent is such as would have required the filing of a certificate under any provision of Florida law, if such action had been voted on by Shareholders at a meeting thereof, the certificate filed under such section shall state that written consent has been given in accordance with the provisions of Section 607.394, Florida Statutes, or the applicable successor provision of Florida law.


                                   ARTICLE IV
                                   ----------

                                   DIRECTORS
                                   ---------

     SECTION 4.1 FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of the Board of Directors, except as otherwise may be required by Florida law.

     SECTION 4.2 QUALIFICATION. Directors need not be residents of the State of Florida or Shareholders of this Corporation.

     SECTION 4.3 COMPENSATION. Directors shall not be paid compensation as such except as otherwise approved by the shareholders.

     SECTION 4.4 NUMBER. The number of Directors of this Corporation shall be fixed from time to time by the Shareholders or by the Board of Directors, but shall never be less than one (1). Unless otherwise provided by resolution of the Shareholders, the number of Directors shall consist of that number elected at each annual meeting of the Shareholders. Either the Shareholders or the Board of Directors may by resolution increase or decrease the number of Directors at any time or from time to time between annual meetings of the Shareholders, provided that the number of Directors shall never be less than one
(1).

     SECTION 4.5 ELECTION. At each annual meeting of Shareholders, the Shareholders shall elect Directors.

     SECTION 4.6 VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of any increase in the number of Directors, may be filled either by the Shareholders or by the Board of Directors.

     SECTION 4.7 TERMS. Each Director, however elected or appointed, shall hold office until the next succeeding annual meeting of Shareholders and until such Director's successor shall have been elected and qualified, or until such Director's earlier resignation, removal from office, or death.

     SECTION 4.8 REMOVAL OF DIRECTORS. Any Director or the entire Board of Directors may be removed, with or without cause, at a meeting of the Shareholders called expressly for that purpose.

     SECTION 4.9 QUORUM AND VOTING. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which the quorum is present shall be the act of the Board of Directors.

     SECTION 4.10   EXECUTIVE AND OTHER COMMITTEES.

     (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by Florida law.

     (b) The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

     SECTION 4.11 PLACE OF MEETING. Regular and special meetings of the Board of Directors may be held within or without the State of Florida and, unless otherwise stated in a resolution of the Board of Directors fixing the time and place of the meeting or in the notice of the meeting, shall be held at the principal office of the Corporation.

     SECTION 4.12   TIME, NOTICE, AND CALL OF MEETINGS.

     (a) Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of Shareholders each year, and may be held without notice at such other times, not more frequently than monthly, as the Board of Directors may fix by resolution. Special meetings of the Board of Directors may be held at such other times as called by the Chair of the Board or a majority of the Directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director either by personal delivery, telegram, cablegram, telex, or telephonic facsimile at least two (2) days before the meeting, or by notice mailed by first-class mail at least seven (7) days before the meeting.

     (b) Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     (c) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     (d) Members of the Board of Directors may participate in a meeting of such board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 4.13 ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the Directors, or all the members of such committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of such committee. Such consent shall have the same effect as a unanimous vote.

     SECTION 4.14   DIRECTOR CONFLICTS OF INTEREST.

     (a) No contract or other transaction between this Corporation and one or more of its Directors, or between this Corporation and any other corporation, firm, association, or entity in which one or more of the Directors are Directors or Officers or are financially interested, shall be either void or voidable becuase of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction, or because the vote or votes of such Director or Directors are counted for such purpose, if:

          (i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

          (ii) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (iii) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee, or the Shareholders.

     (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE V
                                   ---------

                        CHAIR OF THE BOARD OF DIRECTORS
                        -------------------------------

     SECTION 5.1 DUTIES. The person who shall preside at all meetings of Shareholders and of the Board of Directors shall be known as the Chair of the Board, which person shall be the principal executive officer of Docks U.S.A., Inc., or such other person as may be designated from time to time by the principal executive officer of Docks U.S.A., Inc., or in the absence of such principal executive officer or his or her designee, such other person as may be designated by the Board of Directors of Docks U.S.A., Inc. If the Chair of the Board is absent or unable to act at any meeting of Shareholders or of the Board of Directors, the President, and in his or her absence or inability to act, the Executive Vice President, shall preside at the meeting.


                                  ARTICLE VI
                                  ----------

                                   OFFICERS
                                   --------

     SECTION 6.1 OFFICERS. This Corporation shall have a President, an Executive Vice President, a Secretary and a Treasurer, who may but need not be Directors, and may have one or more other Vice Presidents, who may but need not be Directors. Such Officers shall be chosen by the Board of Directors annually at the first meeting of the Board of Directors held following the annual meeting of Shareholders. Each such Officer shall serve until such Officer's successor shall have been chosen and qualified or until such Officer's earlier resignation, removal from office, or death. This Corporation may also have one or more other Officers and one or more Assistant Secretaries, Assistant Treasurers and other agents, who shall be chosen, serve for such terms, and have such duties as may be determined or provided for by the Board of Directors. Any person may hold two or more offices. Election or appointment of an Officer or agent shall not of itself create contract rights.

     SECTION 6.2 DUTIES. The Officers of this Corporation shall have the following duties:

     (a)  PRESIDENT.  The President shall be the chief executive officer of the
          ---------
Corporation, shall generally and actively supervise and control the business and affairs of the Corporation and shall have such other duties as are normally incident to the office of President, subject to the direction of the Board of Directors.

     (b)  EXECUTIVE VICE PRESIDENT.  The Executive Vice President shall have
          ------------------------
such duties as are normally incident to the office of Executive Vice President, subject to the direction of the Board of Directors. If the President is absent or unable to act, the Executive Vice President shall perform the duties of the President.

     (c)  SECRETARY.  The Secretary shall have custody of and maintain all of
          ---------
the corporate records, except the financial records, shall record the minutes of all meetings of the Shareholders and the Board of Directors or its committees, shall send all notices of meetings, shall have such other duties as are normally incident to the office of Secretary, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     (d) TREASURER. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, shall have such other duties as are normally incident to the office of Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     (e)  VICE PRESIDENTS.  Each Vice President, if any are elected, shall have
          ---------------
whatever powers the Board of Directors may from time to time assign and shall perform such duties as may be prescribed by the Board of Directors or the President.

     SECTION 6.3 REMOVAL OF OFFICERS. Any officer or agent may be removed by the Board of Directors, with or without cause, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby.

     SECTION 6.4 VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

     SECTION 6.5 COMPENSATION. The compensation of the President, the Executive Vice President, the Secretary, the Treasurer, and any other Officers elected or appointed by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by the Board of Directors. The fact that an Officer is also a Director shall not preclude such person from receiving compensation as either a Director or Officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President, with the approval of the Treasurer, shall have authority to fix the salaries of all employees of the Corporation other than Officers elected or appointed by the Board of Directors.


                                  ARTICLE VII
                                  -----------

                               STOCK CERTIFICATES
                               ------------------

     SECTION 7.1 AUTHORIZED SHARES; ISSUANCE. This Corporation may issue the shares of stock authorized by its Articles of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board of Directors. No shares shall be issued until the full amount of the consideration therefor has been paid, or in violation of any provision of law, the Articles of Incorporation, these Bylaws, or any valid agreement recorded in the minute book of the Corporation.

     SECTION 7.2 CERTIFICATES. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which such holder is entitled.

     SECTION 7.3 SIGNATURES. Certificates representing shares in this Corporation shall be signed by the President or the Executive Vice President and by the Secretary or an Assistant Secretary, and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or the Executive Vice President or the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.

     SECTION 7.4 FORM. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall otherwise comply, in all respects, with the requirements of law and, without limiting the generality of the foregoing, each certificate representing shares that are restricted as to the sale, disposition, or other transfer of such shares shall contain the statements required by Florida law.

     SECTION 7.5 TRANSFER OF SHARES. Subject to any valid restrictions on transfer and the provisions of these Bylaws for closing of the stock transfer books, and except as otherwise provided by law, the Corporation or its transfer agent shall register a share certificate presented to it for transfer only if the certificate is properly endorsed and surrendered for transfer by the holder of record or by his duly authorized attorney. The Corporation or its transfer agent may require the signature of such person to be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

     SECTION 7.6 LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent and the registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                                  ARTICLE VII
                                  -----------

                               BOOKS AND RECORDS
                               -----------------

     SECTION 8.1    BOOKS AND RECORDS.

     (a) This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, the Board of Directors, and any committees of the Board of Directors.

     (b) This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders, and the number, class, and series, if any, of the shares held by each.

     (c) Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     SECTION 8.2 SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of at least one quarter of one percent ( 1/4%) of the shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the Corporation's relevant books and records of accounts, minutes, and record of Shareholders and to make extracts therefrom.

     SECTION 8.3    FINANCIAL INFORMATION.

     (a)  Unless modified by resolution of the Shareholders not later than four
(4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year and a profit and loss statement showing the results of its operation during its fiscal year.

     (b) Upon the written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     (c) Such balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in the State of Florida, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

                                  ARTICLE IX
                                  ----------

                                   DIVIDENDS
                                   ---------

     SECTION 9.1 PAYMENT. The Board of Directors of this Corporation from time to time may declare and the Corporation may pay dividends as permitted by law on its shares in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of Florida law.


                                   ARTICLE X
                                   ---------

                                 CORPORATE SEAL
                                 --------------

     SECTION 10.1 FORM. The Board of Directors shall provide a corporate seal, which shall have the name of the Corporation inscribed thereon, and may be facsimile, engraved, printed, or an impression seal.


                                   ARTICLE XI
                                   ----------

                                   AMENDMENT
                                   ---------

     SECTION 11.1 POWER TO AMEND. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, only by the Shareholders.

     SECTION 11.2 REQUISITES FOR AMENDMENT BY SHAREHOLDERS. These Bylaws may be amended or repealed, wholly or in part, by a majority of the Shareholders entitled to vote thereon present at any Shareholders' meeting if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the Shareholders entitled to vote thereon.


                                  ARTICLE XII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     SECTION 12.1 GENERAL. The fiscal year of the Corporation shall end on such date as may be fixed or approved by resolution of the Board of Directors.

                                 ARTICLE XIII
                                 ------------

                            POLICIES AND GUIDELINES
                            -----------------------

     SECTION 13.1 POLICIES AND GUIDELINES. The duties and authority of the Board of Directors, Officers and other management personnel of the Corporation may be further defined or limited by policies and guidelines adopted and revised from time to time by the Shareholders or the Board of Directors.


                                  ARTICLE XIV
                                  -----------

                                INDEMNIFICATION
                                ---------------

     SECTION 14.1   DEFINITIONS.   For purposes of this Article:

     (a) "Directors" and "Officers" include persons who shall have served as Directors or Officers, respectively, at any time on or after May 3, 1991.

     (b) "Expenses" include all expenses actually and reasonably incurred with respect to a Proceeding, including, without limitation, fees, expenses and disbursements of attorneys, accountants, financial consultants and other professionals.

     (c) "Liabilities" include obligations to pay a judgment, settlement, penalty, fine or tax (including, without limitation, any withholding or employment tax and any excise tax assessed with respect to the Corporation, any employee benefit plan or any other enterprise as to which the Director or Officer is or was serving in an Official Capacity), together with any obligation to pay interest thereon.

     (d) "Proceeding" includes any threatened, asserted, pending or completed claim, action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including, without limitation, any arbitration proceeding or other proceeding for the resolution of any claim or dispute and any privately conducted negotiations, and including, without limitation, any settlement, hearing, trial or appeal of any of the foregoing.

     (e) "Serving in an Official Capacity" includes (i) serving as a Director, Officer or agent of the Corporation (other than as an attorney-at-law, accountant, financial consultant or other person separately retained and compensated for the provision of goods or services to the Corporation) or (ii) serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (other than as an attorney-at-law, accountant, financial consultant or other person separately retained and compensated for the provision of goods or services to the enterprise).

     SECTION 14.2 MANDATORY INDEMNIFICATION. The Corporation shall indemnify any Director or Officer who was or is a party to any Proceeding, other than an action by, or in the right of, the Corporation, by reason of the fact that such Director or Officer is or was Serving in an Official Capacity, against all Liabilities and Expenses incurred in connection with such Proceeding, if such Director or Officer acted in good faith, based on such investigation or care as the Board of Directors or the Shareholders may deem reasonable, and in a manner such Director or Officer reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation also shall indemnify any Director or Officer who was or is a party to any Proceeding by or in the right of the Corporation against all Expenses incurred in connection with such Proceeding, if such Director or Officer has been successful on the merits or otherwise in the defense of such Proceeding.

     SECTION 14.3 ADVANCE OF EXPENSES. The Corporation shall advance Expenses incurred by a Director or Officer in defending any Proceeding for which such person may be entitled to indemnification under this Article, unless the Board of Directors makes a preliminary good faith determination that such Director or Officer engaged in willful misconduct or acted with a conscious disregard for the best interests of the Corporation. Any such advancement of Expenses with respect to a matter shall be conditioned upon the execution by such Director or Officer of a written agreement to repay any such advances of Expenses if such Director or Officer is ultimately found not to be entitled to indemnification under this Article with respect to such matter.

     SECTION 14.4 INSURANCE. Nothing in this Article shall be deemed to require indemnification to the extent that insurance proceeds under any policy or policies of insurance carried by the Corporation or any affiliate of the Corporation are available to satisfy any Liability or Expense incurred by a Director or Officer by reason of the fact that such Director or Officer is or was Serving in an Official Capacity.

     SECTION 14.5 NO THIRD PARTY BENEFICIARIES. This Article is not intended for the benefit of and shall not create any rights in favor of any third parties, it being the intent of the parties that this Article be solely for the benefit of Directors or Officers, their heirs and personal representatives, in the event that any Director or Officer incurs any Liability or Expense for which such Director or Officer is entitled to indemnification hereunder.

     SECTION 14.6 DURATION OF COVERAGE. Indemnification pursuant to this Article shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of such person's heirs and personal representatives. No amendment to this Article shall diminish any rights of a Director or Officer with respect to matters arising or causes of action accruing prior to such amendment.

     SECTION 14.7 OTHER INDEMNIFICATION. Nothing in this Article shall be deemed exclusive, and the Corporation may make any other or further indemnification of Liabilities and

Expenses or advancement of Expenses of any of its Directors, Officers, employees, or agents, under any agreement, vote of shareholders or disinterested directors, or otherwise, provided that any such indemnification or advancement of Expenses shall not be in violation of the Act or other applicable laws.

     SECTION 14.8   ADDITIONAL PROVISIONS.  Notwithstanding anything in this
Article XIV to the contrary:

     (a) the provisions of this Article XIV are supplemental and in addition to, and do not supersede or diminish, any rights of any person, or of the heirs or personal representatives of any person: (i) who shall have served as a director, officer, employee or agent of the Corporation's predecessor, Lil' Champ Food Stores, Inc., a Florida Corporation, under such predecessor Corporation's prior bylaw provisions for indemnification of directors, officers, employees or agents, with respect to matters arising or causes of action accruing prior to May 3, 1991, or (ii) who has entered or at any time after May 3, 1991, may enter into any separate indemnification contract or agreement with Docks U.S.A., Inc., with respect to matters arising or causes of action accruing either prior to or after May 3, 1991, and the Corporation shall indemnify any such person as provided in such prior bylaw provision or such separate indemnification contract or agreement;

     (b) the provisions of this Article XIV do not supersede any prior waivers or releases of indemnification rights or claims given to this Corporation (formerly Huntley's Jiffy Stores, Inc., a Florida corporation) or to Docks U.S.A., Inc., a Nevada Corporation, by any person who shall have served as a director, officer, employee or agent of said Huntley's Jiffy Stores, Inc., and do not apply to any rights or claims so waived or released, and such prior waivers or releases remain in full force and effect.

     The undersigned, W. Dale Fish, Secretary of Lil' Champ Food Stores, Inc., a Florida corporation, certifies that the foregoing Amended and Restated Bylaws were duly adopted by the sole shareholder of the Corporation, Docks U.S.A., Inc., on January 24, 1997.



                         /s/ W. Dale Fish
                         ------------------------
                         W. Dale Fish, Secretary

[CORPORATE SEAL]